                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 6, 1997

                        CHESAPEAKE UTILITIES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     0-593
                                     -----
                            (Commission file number)

                                   Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                  51-0064146
                      (I.R.S. Employer Identification No.)

              909 Silver Lake Boulevard, Dover, Delaware    19904
          (Address of principal executive offices)       (Zip code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 6, 1997 Chesapeake Utilities Corporation, a Delaware corporation ("Chesapeake"), acquired all of the outstanding stock of Tri-County Gas Co., Incorporated, a family-owned propane distribution company with its principal place of business in Salisbury, Maryland ("Tri-County") and acquired certain related assets and discharged certain related liabilities (the "Acquisition"). In connection with the Acquisition, Chesapeake issued 639,000 shares of its common stock to Tri-County's former owners, William P. Schneider and James R. Schneider.

The Acquisition was effected pursuant to (i) an Agreement and Plan of Merger dated January 10, 1997 (the "Merger Agreement"), among Chesapeake, CPK Sub-A, Inc., a wholly owned subsidiary of Chesapeake ("CPK Sub-A"), Tri-County, and William P. Schneider and James R. Schneider; and (ii) an Asset Purchase Agreement dated February 3, 1997, among Chesapeake, Eastern Shore Real Estate, Inc., another wholly owned subsidiary of Chesapeake ("ESRE"), BJ Limited Partnership ("BJ"), and William P. Schneider and James R. Schneider (the "Asset Purchase Agreement"). Pursuant to the Merger Agreement, CPK Sub-A merged with and into Tri-County, Tri-County became a wholly owned subsidiary of Chesapeake, and each of William P. Schneider and James R. Schneider received 319,000 shares of Chesapeake common stock. Pursuant to the Asset Purchase Agreement, ESRE acquired certain real properties of BJ, each of William P. Schneider and James
R. Schneider received 500 shares of Chesapeake common stock, and Chesapeake discharged related debts of BJ of approximately $850,000. At the time of the Acquisition, Chesapeake paid off approximately $2,200,000 in debt of Tri-County. Funds were obtained from working capital. The Acquisition will be accounted for as a "pooling of interests" transaction.

Tri-County is engaged in the retail sale and distribution of propane and the sale of propane-related appliances. Its primary area of distribution, and the location of its retail stores, is the area known as the Delmarva Peninsula, comprising parts of the States of Delaware, Maryland and Virginia. Under the ownership of Chesapeake, Tri-County will continue to distribute propane and to engage in propane-related businesses on the Delmarva Peninsula. William P. Schneider will serve as President, and James R. Schneider will serve as Vice President, of Tri-County, in each case pursuant to a five-year employment agreement.

The purchase price for the Acquisition was determined through arm's-length negotiations among Chesapeake, Tri-County, and James R. Schneider and William P. Schneider. The Chesapeake common stock issued to William P. Schneider and James
R. Schneider is restricted stock issued in a private placement. Chesapeake has agreed to register the stock with the Securities and Exchange Commission for resale, subject to certain restrictions on transfer.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

This business combination does not meet the criteria for significance as defined in (S)210.3-05 or (S)210.11-01; therefore, no financial statements or pro forma financial data are filed as part of this report. The following exhibits are filed:

1. The Agreement and Plan of Merger dated as of January 10, 1997, among Chesapeake Utilities Corporation, CPK Sub-A, Inc., Tri-County Gas Co., Incorporated, and William P. Schneider and James R. Schneider was filed as
Exhibit I of Chesapeake Utilities Corporation Form 8-K dated January 10, 1997 and is hereby incorporated by reference.

2. Asset Purchase Agreement dated as of February 3, 1997, among Chesapeake Utilities Corporation, Eastern Shore Real Estate, Inc., BJ Limited Partnership, and James R. Schneider and William P. Schneider.

3. Amendment to the Agreement and Plan of Merger dated as of March 6, 1997, among Chesapeake Utilities Corporation, CPK Sub-A, Inc., Tri-County Gas Co., Incorporated, and William P. Schneider and James R. Schneider.



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 1997


                           CHESAPEAKE UTILITIES CORPORATION


                           /s/Michael P. McMasters
                           -----------------------
                              Michael P. McMasters
                              Vice President, Treasurer and Chief
                              Financial Officer

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